February 4, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 2001 Market Street, Suite 700 Philadelphia, PA 19103-7080 T 215.561.4200 F 215.561.1066 www.GrantThornton.com

Re: American Realty Capital Hospitality Trust, Inc.

File No. 333-190698

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital Hospitality Trust, Inc. dated February 4, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP